Exhibit 10-b
BAUSCH & LOMB INCORPORATED
SUPPLEMENTAL RETIREMENT INCOME PLAN III
Amendment No. 1 to 2001 Restatement
Pursuant to Article Six the Plan is hereby amended, effective April 21, 2003, as follows:
1.	Section 1.5 is amended by changing the term "cycled severance pay" to "severance pay."
2.	Article Three is amended by deleting the current provision in its entirety and substituting in its place the following:
ARTICLE THREE
Eligibility and Vesting
3.1

Any Officer (including any former Officer receiving severance pay from the Company) designated in the sole discretion of the Board or its designee, shall be eligible to participate in this Plan provided that this Plan shall not cover any Officer who has a vested benefit in the Bausch & Lomb Supplemental Retirement Income Plans I or II. Benefits under this Plan shall vest according to the same vesting schedule as may exist in the Funded Plan, and no benefits shall be paid under this Plan to any Officer who does not have a vested benefit under the Funded Plan.

3.

Section 4.1(2) is amended by adding to the end there of the following parenthetical:

     "(any Participant receiving severance pay shall continue to be a Participant and to accrue benefits until the end of his or her severance period)."

4.

Section 4.3 is amended by adding to the end thereof the following new sentence:

     Notwithstanding the foregoing, a former Officer who is receiving severance pay from the
     Company shall not be eligible to receive benefits under this Plan until the later of the date benefits are payable under the Funded Plan or the date the former Officer ceases being paid severance pay.

5.	Article Five is amended by adding to the end thereof the following new Section 5.5:
5.5

Since this Plan is intended to operate in conjunction with the Funded Plan, any questions concerning benefit entitlement or the calculation of benefits that arise but are not specifically addressed by this Plan shall be determined to the extent relevant and appropriate by reference to the Funded Plan. In addition, the terms used in this Plan shall have the same meaning as the same terms used in the Funded Plan. To the extent the Funded Plan does not address, or addresses imperfectly, an issue with respect to benefit entitlement or benefit calculation under this Plan, the Committee shall have the sole discretion to resolve such issue.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan Amendment this   21st   day of      August          2003.
BAUSCH & LOMB INCORPORATED By /s/ David Nachbar Title Senior Vice President, Human Resources